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                                     EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

CONTACT: KIRK BREWER
         847.256.9282


                       JACOR ANNOUNCES TRANSACTION TO PURCHASE
                           ASSETS OF FOUR KENTUCKY STATIONS



CINCINNATI, JANUARY 9, 1997 -- Jacor Communications, Inc. (NASDAQ: JCOR) said today it has entered into an agreement to purchase the assets of four radio stations in Kentucky from entities controlled by Jim Champlin.

    The stations are WLKT-FM, Lexington, Ky.; WLRS-FM, Louisville, Ky.; and WMCC-FM and WLOC-AM, Munfordville, Ky. The transaction is subject to regulatory approval.

    Randy Michaels, Jacor chief executive officer, said, "These stations fit very will with our regional broadcast strategy."

    Broker for the seller was Richard A. Foreman Associates.

    Jacor Communications is headquartered in Covington, Ky. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 118 radio stations in 26 U.S. broadcast areas. The company also owns WKRC-TV in Cincinnati. Jacor plans to pursue growth through continued acquisitions of complementary stations in its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.

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